UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 811-3789

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2024, KLDiscovery Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Securities Purchase Agreement, dated as of December 16, 2019 (as amended by that certain First Amendment to Securities Purchase Agreement, dated as of November 19, 2021, the “Securities Purchase Agreement”) with holders of all of the Company’s outstanding 8.00% convertible debentures due 2024 (the “Debentures”). The Second Amendment amends the Securities Purchase Agreement to provide that the Debentures will mature on January 3, 2025 unless earlier converted, redeemed or repurchased. The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed with this Form 8-K.

As previously reported in the Company’s Current Report on Form 8-K filed on May 2, 2024, the Company and its principal convertible debenture holders and its principal term loan lender have reached an agreement in principle to significantly reduce the Company’s long-term debt balance and strengthen the Company’s financial position. Subject to execution of applicable definitive documents, this transaction will provide, inter alia, for a conversion of the Debentures into approximately 96% of KLDiscovery’s pro forma outstanding common equity and an extension of the maturity of the Company’s term loan to August 2027.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Second Amendment to the Securities Purchase Agreement, dated as of June 14, 2024, by and among KLDiscovery Inc. (formerly known as Pivotal Acquisition Corp.) and the Purchasers named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	June 14, 2024	By:	/s/ Dawn Wilson
		Name: Title:	Dawn Wilson Chief Financial Officer